Exhibit 99.1

Ironclad Performance Wear Announces Private Placement with Insiders

LOS ANGELES, CA – August 25, 2014 – Ironclad Performance Wear Corporation (OTCBB:ICPW), the recognized leader in high-performance task-specific performance work gloves, today announced that it has entered into definitive agreements for the sale of common stock to certain officers and directors in a private placement for aggregate gross proceeds of approximately $610,000.

Under the terms of the agreements, the Company sold an aggregate of 2,124,691 shares of common stock at a price of $0.2871 per share. The private placement was effected to allow the Company’s directors and officers to increase their ownership of Ironclad’s common stock in accordance with the Company’s Equity Ownership Guidelines. While not required, the offering price per share reflected a 10% premium to the trailing ten-day average closing price of the Company’s common stock as of the date of sale, and each participant entered into a lock up agreement prohibiting sales of the shares of the Company’s common stock purchased by the participant in the private placement for a period of one year, in order to ensure that the participants did not receive any substantial benefit over what other shareholders could achieve by buying in the open market.

Vane Clayton, Chairman of the Board of Ironclad, commented: “We want to encourage and facilitate the purchase of Ironclad stock by our team. Our officers and directors have a short trading window in which to purchase shares. Given our limited daily trade volume, it is difficult to purchase significant levels of Ironclad shares. Offering the one time private placement of Ironclad common stock to our officers and directors provides a more efficient process through which to invest today in our Company.”

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended ("Securities Act") or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Company’s common stock or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit www.ironclad.com.

Important Information about Forward-Looking Statements

This message contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at which, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding the ownership of Ironclad’s stock. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Jeffrey Cordes

(310) 643-7800